February 23, 2012

VIA FEDERAL EXPRESS AND EMAIL

Cardinal Bankshares Corporation
101 Jacksonville Circle
Floyd, Virginia 24091
Attention: Secretary

Re:  Proposal to Nominate Candidates for Election as Directors at the 2012 Annual Meeting of Stockholders of Cardinal Bankshares Corporation (the “Corporation”)

Dear Sir or Madam:

Schaller Equity Partners, a North Carolina limited partnership (the “Partnership”), hereby submits this notice (the “Notice”) of the Partnership’s desire to nominate five persons for election as directors of the Corporation (the Slate, as identified and defined below) at the  2012 Annual Meeting of Stockholders of the Corporation, or any other meeting of stockholders held in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (the “2012 Annual Meeting”). Consistent with the Corporation’s Bylaws (as defined below) and historical practice, the Partnership understands that the 2012 Annual Meeting is scheduled to be held on April 25, 2012.

The Partnership submits this Notice pursuant to the  requirements set forth in Section 1.12 of the Amended Bylaws of the Corporation dated December 1, 2001 (the “Bylaws”), which Bylaws were provided by the Corporation to the Partnership pursuant to the Partnership’s demand for the same dated September 15, 2011. The Partnership is not aware of any amendment to the Bylaws changing these requirements since December 1, 2001. In addition, the Partnership is not aware of any other requirement in any governing document of the Corporation that is applicable to director nominations by a stockholder of the Corporation, and the Corporation has not filed any disclosure or other notice concerning the same, which would have been required pursuant to rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 1.12 of the Bylaws requires that “any stockholder desiring to nominate one or more persons for election at [an annual meeting] shall submit the name of such person or persons in writing, together with a statement signed by each such prospective nominee agreeing to serve if elected, and a confirmation from the applicable regulatory agencies that each such nominee is qualified to serve, to the Secretary of the Corporation at its principal office not less than 30 days prior to the date set for the annual meeting of stockholders”. The Partnership, as of the date hereof, owns 151,267 shares of the common stock of the Corporation.  Pursuant to Section 1.12 of the Bylaws, as a stockholder of the Corporation, the Partnership is entitled to nominate persons for election as directors at the 2012 Annual Meeting.

Secretary of Cardinal Bankshares Corporation
February 23, 2012

Accordingly, the Partnership hereby notifies the Corporation that it desires to nominate for election as directors of the Corporation at the 2012 Annual Meeting the following five persons (each, a “Nominee” and collectively, the “Nominees” or the “Slate”):

T. Mauyer Gallimore
Bobby L. Gardner Sr.
John Paul Houston
Carol S. Jarratt
James W. Shortt

Signed statements indicating each Nominee’s agreement to serve as a director of the Corporation if elected are attached hereto at Annex A.

With respect to the requirement in Section 1.12 that stockholders proposing a director nominee provide a “confirmation from the applicable regulatory agencies that each such nominee is qualified to serve”, the Partnership notes that there is no “applicable regulatory agency” that is required to (or, for that matter, is in a position to) determine the eligibility of or otherwise qualify a nominee for director of a public bank holding company, such as the Corporation, prior to such person’s election as a director. Accordingly, the Partnership’s response to this requirement of Section 1.12, with respect to each of the Nominees, is “Not Applicable”.

As described in the Corporation’s 2011 proxy statement, and consistent with Section 2.2 of the Bylaws, the terms of all six (6) directors currently serving on the Corporation’s Board of Directors (the “Board”) expire at the 2012 Annual Meeting.  To the extent that more than these six (6) positions on the Board are intended to be filled by election at the 2012 Annual Meeting (including, if the Board increases the size of the Board above its existing size), the Partnership reserves the right to nominate additional persons to be elected to the Board to fill any such positions. The Partnership hereby requests that the Corporation provide prompt written notice to the Partnership if the Corporation intends to elect more than six directors at the 2012 Annual Meeting.

If you believe the Partnership is required to provide any other information under the Bylaws (or under any other governing document of the Corporation applicable to director nominations by stockholders of the Corporation), please contact the undersigned immediately at 336-774-1515. Unless the Partnership hears from you otherwise, the Partnership will assume that this Notice has been accepted by the Corporation as timely and in compliance with the Bylaws and any other applicable requirement.

For the avoidance of doubt, this Notice is not a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act, as the Partnership is not requesting that the Corporation include the Nominees in the Corporation’s proxy statement for the 2012 Annual Meeting.

Secretary of Cardinal Bankshares Corporation
February 23, 2012

Kindly sign the enclosed copy of this letter and return it to the Partnership in the enclosed self-addressed and stamped envelope to acknowledge receipt.

Sincerely,

Schaller Equity Partners, a North Carolina Limited Partnership
By:  Schaller Equity Management, Inc., General Partner

/s/ Douglas E. Schaller
By: Douglas E. Schaller, President

cc:	Mr. Ronald Leon Moore Chairman of the Board of Directors

Receipt of the foregoing letter, and its
indicated attachments, is hereby acknowledged:

CARDINAL BANKSHARES CORPORATION

By:
Name:
Title:

Annex A

Nominee Agreements to Serve as Directors if Elected

CONSENT TO NOMINATION AND AGREEMENT TO SERVE AS DIRECTOR

To:           Schaller Equity Partners

I hereby confirm my consent to being named as a nominee for election as a director of Cardinal Bankshares Corporation (the “Corporation”) in any notice or proxy statement published by or affiliated with Schaller Equity Partners, a North Carolina limited partnership, in connection with the election of directors at the 2012 annual meeting of stockholders of the Corporation. I also confirm my agreement that, if so nominated and thereby elected, I will so serve as a director of the Corporation.

/s/ T. Mauyer Gallimore
T. Mauyer Gallimore

Date: February 21, 2012

CONSENT TO NOMINATION AND AGREEMENT TO SERVE AS DIRECTOR

To:           Schaller Equity Partners

I hereby confirm my consent to being named as a nominee for election as a director of Cardinal Bankshares Corporation (the “Corporation”) in any notice or proxy statement published by or affiliated with Schaller Equity Partners, a North Carolina limited partnership, in connection with the election of directors at the 2012 annual meeting of stockholders of the Corporation. I also confirm my agreement that, if so nominated and thereby elected, I will so serve as a director of the Corporation.

/s/ Bobby L. Gardner Sr.
Bobby L. Gardner Sr.

Date: February 22, 2012

CONSENT TO NOMINATION AND AGREEMENT TO SERVE AS DIRECTOR

To:           Schaller Equity Partners

I hereby confirm my consent to being named as a nominee for election as a director of Cardinal Bankshares Corporation (the “Corporation”) in any notice or proxy statement published by or affiliated with Schaller Equity Partners, a North Carolina limited partnership, in connection with the election of directors at the 2012 annual meeting of stockholders of the Corporation. I also confirm my agreement that, if so nominated and thereby elected, I will so serve as a director of the Corporation.

/s/ John Paul Houston
John Paul Houston

Date: February 21, 2012

CONSENT TO NOMINATION AND AGREEMENT TO SERVE AS DIRECTOR

To:           Schaller Equity Partners

I hereby confirm my consent to being named as a nominee for election as a director of Cardinal Bankshares Corporation (the “Corporation”) in any notice or proxy statement published by or affiliated with Schaller Equity Partners, a North Carolina limited partnership, in connection with the election of directors at the 2012 annual meeting of stockholders of the Corporation. I also confirm my agreement that, if so nominated and thereby elected, I will so serve as a director of the Corporation.

/s/ Carol S. Jarratt
Carol S. Jarratt

Date: February 21, 2012

CONSENT TO NOMINATION AND AGREEMENT TO SERVE AS DIRECTOR

To:           Schaller Equity Partners

I hereby confirm my consent to being named as a nominee for election as a director of Cardinal Bankshares Corporation (the “Corporation”) in any notice or proxy statement published by or affiliated with Schaller Equity Partners, a North Carolina limited partnership, in connection with the election of directors at the 2012 annual meeting of stockholders of the Corporation. I also confirm my agreement that, if so nominated and thereby elected, I will so serve as a director of the Corporation.

/s/ James W. Shortt
James W. Shortt

Date: February 21, 2012